                                                                     Exhibit 5.1

                              Kevin A. Polis, Esq.

July 17, 2012

Ms. Lisbeth Guerrero Pladeo Corp.
Circuitto Porta Vicenza 3108
Leon, 37134 Mexico

Re:  Registration  Statement  on  Form  S-1 for  Pladeo  Corp.  (the  "Company")
     Registration  for Sale of up to  10,000,000  Shares of Common  Stock by the
     Company

Dear Sirs:

     This Firm has acted as  special  counsel  to the  Company  for the  limited purpose of rendering this opinion in connection with the Registration  Statement on Form S-1 and the Prospectus included therein,  as amended,  (collectively the
"Registration  Statement") which is being filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Act") with respect to the  registration  and  proposed  sale of up to  10,000,000  shares of Common
Stock,  par value $0.01 per share,  in a primary public offering by the Company, as enumerated in the Registration Statement, at a price of $0.01 per share.

     We were not engaged to prepare any portion of the  Registration  Statement, and although we have  reviewed the  Registration  Statement  for the purposes of writing the opinions  contained herein, we express no opinion as to the accuracy or adequacy of the disclosure  contained in the  Registration  Statement,  other than the  opinions  related to the  Registration  Statement  that are  expressly stated herein.

     In our  capacity  as  special  counsel to the  Company,  we  examined  such instruments, documents, and records, which we have deemed relevant and necessary for the basis of this  opinion,  including,  but not limited to, the Articles of
Incorporation  of the  Company,  the Bylaws of the  Company,  and the records of corporate  proceedings  relating  to the  issuance of Shares.  Additionally,  we reviewed and made such other  examinations of law and fact as we deemed relevant to form the opinion hereinafter expressed.

     We have  examined  such  documents in light of the  applicable  laws of the
State of Nevada,  including all applicable provisions of Nevada Revised Statutes and reported judicial decisions interpreting those laws.

     In such examinations, we assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to us as original documents,  the conformity to the authentic  originals of all documents supplied to us as certified or  photostatic or faxed copies,  and the  genuineness of all signatures contained in the records, documents, instruments, and certificates we have reviewed.

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               3033 Fifth Avenue, Suite 400 | San Diego, CA 92103
     TEL: 619.546.6100 | FAX: 619.546.6060 EMAIL: kpolis@carrillohuettel.com
                              Kevin A. Polis, Esq.

     In conducting our  examination of documents  executed by parties other than the  Company,  we assumed that such  parties had the power,  corporate,  limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action,  corporate, limited  liability  company or other, and the due execution and delivery by such parties of such  documents  and that,  to the extent such  documents  purport to constitute  agreements;  such documents constitute valid and binding obligations of such parties.

     Based upon and subject to the foregoing, we render the following opinion on the legality of the securities being registered.  We are of the opinion that the
Company has an authorized  capitalization  of 75,000,000 shares of Common Stock,
$0.001 par value,  and no shares of Preferred  Stock. We are also of the opinion that the  10,000,000  shares  of Common  Stock  that are  being  offered  in the
Registration Statement have been duly authorized and when issued and paid for as described in the Registration Statement, will be, validly issued, fully paid and non-assessable.

     This  opinion  letter is limited to the status of shares to be issued under the Registration Statement,  and no opinion is implied or may be inferred beyond the matters expressly stated.

     We hereby  consent to the filing of this opinion  with the U.S.  Securities and Exchange  Commission as an Exhibit to the Registration  Statement and to the
reference  to  this  firm  under  the  heading  "Experts"  in  the  Registration
Statement.  In  giving  this  consent,  we do not  hereby  admit  that we are an
"Expert"  under  the  Act,  or the  rules  and  regulations  of the  SEC  issued thereunder,  with respect to any part of the Registration  Statement,  including this  Exhibit.  Further,  in giving  this  consent  we do not admit that we come within the category of persons whose consent is required  under Section 7 of the
Act, as amended.

Very Truly Yours,

/s/ Kevin A. Polis, Esq.
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Kevin A. Polis, Esq.